FILED
In the Office of the
Secretary of State of Texas

FEB 10 2016

Corporations Section

CERTIFICATE OF FORMATION

OF

WATER NOW, INC.
(A Corporation)

ARTICLE ONE

The name of the filing entity being formed is Water Now, Inc. (the "Corporation").

ARTICLE TWO

The filing entity being formed is a corporation.

ARTICLE THREE

The purpose for which the Corporation is formed is any lawful purpose for which a for-profit corporation may be formed under the Texas Business Organizations Code.

ARTICLE FOUR

The street address of the Corporation's initial Registered Office, and the name of its initial Registered Agent at that office, are as follows:

David King
4145 Travis Street, Suite 201
Dallas, Texas 75204

ARTICLE FIVE

The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000. The shares shall be without par value.

ARTICLE SIX

The initial Board of Directors shall consist of one Director. The name and address of the person who will serve as the initial Director until the first annual meeting of Shareholders and a successor is elected and qualified is:

David King
1655 Matlock Road
Mansfield, Texas 76063

ARTICLE SEVEN

The undersigned Organizer hereby disclaims any past or future interests in or control of Water Now, Inc. and resigns as the Organizer effective upon the formation of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this tenth day of February, 2016.

Sharon Leal

Sharon Leal, Organizer
408 W. 17th Street, Suite 101
Austin, Texas 78701-1207
(512) 474-2002

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas APR 01 2016 Corporations Section

Entity Information

The name of the filing entity is:

Water Now, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

- ☒ For-profit Corporation
- ☐ Nonprofit Corporation
- ☐ Cooperative Association
- ☐ Limited Liability Company
- ☐ Professional Corporation
- ☐ Professional Limited Liability Company
- ☐ Professional Association
- ☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 802389157

The date of formation of the entity is: February 10, 2016

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

Street Address (No P.O. Box)	City	State	Zip Code
		TX	

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

ARTICLE FIVE

The aggregate number of shares which the Corporation shall have authority to issue is 30,000,000. The shares shall be without par value.

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: April 1, 2016

By: David King

[signature]

Signature of authorized person

David King

Printed or typed name of authorized person (see instructions)

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Carlos H. Cascos
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING OF

Water Now, Inc.
802389157

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Correction relating to an instrument that has been filed by the Secretary for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing.

Dated: 09/28/2016

Effective: 09/28/2016

THE STATE OF TEXAS

Carlos H. Cascos
Secretary of State

Form 403
(Revised 05/11)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: $15

This space reserved for office use.

Certificate of Correction

Entity Information

1. The name of the filing entity is:

Water Now, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is: 802389157

Filing Instrument to be Corrected

2. The filing instrument to be corrected is : Certificate of Formation

The date the filing instrument was filed with the secretary of state: 02/10/2016
mm/dd/yyyy

Identification of Errors and Corrections

(Indicate the errors that have been made by checking the appropriate box or boxes; then provide the corrected text.)

☐ The entity name is inaccurate or erroneously stated. The corrected entity name is:

☐ The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent
(Complete either A or B, but not both.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First	*Middle*	*Last Name*	*Suffix*

The person executing this certificate of correction affirms that the registered agent, whose name is being corrected by this certificate, consented to serve as registered agent at the time the filing instrument being corrected took effect.

☐ The registered office address is inaccurate or erroneously stated. The corrected registered office address is:

Corrected Registered Office Address

Street Address (No P.O. Box)	City	State	Zip Code
		TX	

☐ The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐ The period of duration of the entity is inaccurate or erroneously stated.

The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections

(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☑ **Other errors and corrections.** The following inaccuracies and errors in the filing instrument are corrected as follows:

☐ **Add** Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☑ **Alter** The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:

ARTICLE FIVE

The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000, of which 90,000,000 shall be shares of Common Stock, without a par value, and 10,000,000 shall be shares of Preferred Stock, without a par value.

☐ **Delete** Each of the provisions identified below was included in error and should be deleted.

☐ **Defective Execution** The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

____
Entity name *SOS file number*

____
Entity name *SOS file number*

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: ____________________

By: [signature]

Signature of authorized person

DAVID KING

Printed or typed name of authorized person (see instructions)